SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 29, 2013

INFINITY AUGMENTED REALITY, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-53446	71-1013330
(State of Incorporation)	(Commission File Number)	(IRS Employer ID)

2220 Nostrand Avenue
Brooklyn, NY 11210
(Address of principal executive offices)

(212) 201-4070
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On December 29, 2013, Infinity Augmented Reality, Inc. (the “Company”) entered into an agreement to purchase certain intellectual property (“IP”) from Motti Kushnir and Matan Protter. In consideration for the purchase of the IP, the Company issued an aggregate of 84,226 shares of common stock, valued at approximately 100,000 New Israeli Shekels (approximately $29,000), of the Company which shall be restricted for a period of six months from the date of issuance.  Prior to this transaction, neither Mr. Kushnir nor Mr. Protter had any relationship with the Company or its affiliates.  However, as reported below in Item 5.02 of this Current Report on Form 8-K, pursuant to agreements entered into by each of them with the Company’s wholly-owned subsidiary, Infinity Augmented Reality Israel Ltd. (“Infinity Israel”), Mr. Kushnir was appointed as Chief Operating Officer (“COO”) and Mr. Protter was appointed Chief Technology Officer (“CTO”) of Infinity Israel.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective December 29, 2013, Motti Kushnir was appointed as COO of Infinity Israel.

Effective January 1, 2014, Dr. Matan Protter was appointed as CTO of Infinity Israel.

On December 29, 2013, Infinity Israel entered into employment agreements with Mr. Kushnir and Mr. Protter, respectively, pursuant to which each of them will serve in the positions noted above.  Mr. Kushnir and Mr. Protter will receive annual compensation of approximately 630,000 and 531,600 New Israeli Shekel (approximately $179,000 and $151,000 at current exchange rates), respectively.  Each employment agreement may be terminated by either party on 60 days’ notice or as otherwise provided in the agreement.  Each of Mr. Kushnir and Mr. Protter will be granted 1,375,000 Non-Qualified Stock Options with an exercise price, vesting and expiration dates as determined by the Board of the Company (the “Options”). These Options shall be subject to the terms and conditions of the Company’s Israeli Employee Sub-Plan under the Company’s 2013 Equity Incentive Plan, when fully effective, and a written stock option agreement and authorization from the Board of the Company, which authorization has not yet been given.

As noted above in Item 1.01 of this Current Report on Form 8-K, contemporaneously with the execution of their employment agreements with Infinity Israel, the Company entered into an agreement to purchase certain intellectual property from Mr. Kushnir and Mr. Protter.

Motti Kushnir, 44, was the CEO & founder of PlaygroundAR from 2013 until joining Infinity Israel.  Prior to that, from 2009 to 2012, he was Chief Marketing & Product Officer for Telmap Ltd. (acquired by Intel in November 2011), and from 2007 to 2009, he was VP and GM of the Search and Digital Advertising unit of Amdocs Ltd. Mr. Kushnir holds an MBA from the Hebrew University of Jerusalem.

Dr. Matan Protter, 31, served 6 years as a senior researcher at the Image Processing group in Refael Ltd. from 2003 until 2009. From 2009 to 2010, he was Teaching Assistant in charge in the Computer Science Department of the Technion- Israel Institute of Technology in Haifa, Israel. In 2011, he completed his PhD in Computer Science at the Technion- Israel Institute of Technology, focusing on image processing and computer vision. He co-founded and served as the CTO of the startup BetterView Advanced Video Solutions Ltd. from 2011 to 2012.  Since 2011 until joining Infinity Israel, he has been providing freelance consulting services to various high tech companies in the fields of computer vision.

Item 7.01  Financial Statements, Pro Forma Financial Information and Exhibits

a)   Not Applicable.

b)   Not Applicable.

c)    Exhibits

No.	Exhibits

10.36	Sale and Purchase Agreement, dated December 29, 2013, between (i) Motti Kushnir and Matan Protter and (ii) Infinity Augmented Reality, Inc.

10.37	Employment Agreement, dated December 29, 2013, between Infinity Augmented Reality Israel Ltd. and Motti Kushnir

10.38	Employment Agreement, dated December 29, 2013, between Infinity Augmented Reality Israel Ltd. and Matan Protter

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:  January 21, 2014

INFINITY AUGMENTED REALITY, INC.

By:	/s/ Enon Landenberg
Enon Landenberg
President and Chief Executive Office